UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2013

CAPSTONE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54905	46-0684479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Michelson Dr., Suite 700
Irvine, California 92612
(Address of Principal Executive Offices, including zip code)

1 (866) 798-4478
(Registrant’s telephone number, including area code)

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 13, 2013, the Company entered into an Acquisition Agreement and Plan of Merger (the “Merger Agreement”) by and among Capstone Sub Co (“Sub Co”), a Nevada corporation and wholly owned subsidiary of the Company, and Capstone Affluent Strategies, Inc. (“Affluent”), a California corporation; Sub Co and Affluent being the constituent entities in the Merger. The Company intends to issue 1,000 shares of its Rule 144 restricted common stock in exchange for 100% of Affluent’s issued and outstanding stock.  Pursuant to the terms of the merger, Sub co will be merged with Affluent and Sub Co will cease to exist and Affluent will become a wholly owned-subsidiary of the Company. Subject to the terms and conditions set forth in the Merger Agreement, the Merger is anticipated to close on January 15, 2014. The Merger, upon closing will provide the Company with the ownership of 100% of Affluent.

The Merger Agreement contains conditions to closing which include: (i) the Company obtaining 100% of the issued and outstanding common stock of Affluent, a wealth management firm and (ii) Affluent shall provide, within 74 days of the closing, audited financial statements of Capstone Affluent Strategies, Inc.

A copy of the Acquisition and Plan of Merger is attached hereto as exhibit 2.1.

About Capstone Affluent Strategies, Inc.

Capstone Affluent Strategies, Inc. is an acquirer and consolidator of wealth management concerns and was founded in October 2012 by Darin Pastor. Affluent’s objective is to generate significant capital appreciation by utilizing Capstone Affluent’s “operations-centric” investment strategy. Capstone Affluent’s strategy involves investing in privately-held wealth management firms with attractive business models – firms that Capstone Affluent believes to be significantly undervalued when compared to their intrinsic value, due to operating underperformance. Capstone Affluent believes that its core competency is its ability to optimize the profitability of the companies in which it invests by working constructively with management and the board of directors to execute Capstone Affluent’s operational and strategic initiatives designed to increase the company’s overall value.

Item 9.01                      Exhibits.

Exhibit Number	Description
2.1	Acquisition Agreement and Plan of Merger by and among Capstone Financial Group, Inc., Capstone Sub Co, and Capstone Affluent Strategies, Inc. – Dated December 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE FINANCIAL GROUP, INC.

By: /S/ Darin Pastor
Darin Pastor, CEO
Date:  December 13, 2013